UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020

PROTEOSTASIS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Guest Street, Suite 500 Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01 Other Events

On December 16, 2020, Proteostasis Therapeutics, Inc. (“Proteostasis” or the “Company”) adjourned its special meeting of stockholders, held on December 16, 2020 at 9:00 AM Eastern, to December 22, 2020 at 9:00 AM Eastern, in order to provide stockholders sufficient time to consider new information pertaining to the Company’s entry into a subscription agreement on December 14, 2020 with certain purchasers for the sale by the Company in a private placement of shares of the Company’s common stock. Accordingly, the record date for the Proteostasis stockholders entitled to receive a dividend in the form of a contingent value right, which is immediately prior to the effectiveness of the merger, is now anticipated to be December 22, 2020. Stockholders did not vote on any of the proposals prior to adjournment and all proposals will be voted on at the reconvened meeting.

The Proteostasis special meeting will be reconvened on December 22, 2020 at 9:00 AM Eastern for stockholders to vote on all proposals. The reconvened special meeting will be held in a virtual-only format via live audio webcast at www.proxydocs.com/PTI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Proteostasis Therapeutics, Inc.

By:	/s/ Janet Smart
Name:	Janet Smart
Title:	Senior Vice President, Legal Affairs

Date: December 16, 2020